Exhibit 10.32

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EXCLUSIVE LICENSE AGREEMENT

This exclusive license agreement (“Agreement”) is entered into this 16th day of May, 2019 (the “Effective Date”) between The University of North Carolina at Chapel Hill having an address at 109 Church Street, Chapel Hill, NC, 27516 (“University”) and Neurogene Inc, a corporation having an address at 434 West 33rd Street, New York, NY 10001 (“Licensee”).

WITNESSETH

WHEREAS, University and [***] co-own a valuable invention known as [***] (the “Invention”), University file [***] and University controls the management of the Patent Rights and has an exclusive license to the Patent Rights from [***] with the right to sublicense under an [***]; and

WHEREAS, University desires to license its rights in the Invention in a manner that will benefit the public and best facilitate the distribution of useful products and the utilization of new processes; and

WHEREAS, Licensee has expertise in developing commercial products and has the necessary resources to invest in development and marketing of products and processes based on the Invention; and

WHEREAS, Licensee desires to obtain a license to use the Invention as herein provided and commits to using its commercially reasonable efforts and resources in a thorough, vigorous and diligent program of commercializing products and processes based upon or embodying said Invention under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained in this Agreement and for good and valuable consideration, it is agreed between University and Licensee as follows:

ARTICLE 1: DEFINITIONS

1.1 “Affiliate” means every corporation, or entity, which directly or indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with Licensee.

1.2 “Combination Product” means any product comprised of a combination of a Licensed Product and at least one other active ingredient sold co-packaged such that the Licensed Product and other product is integrated in a singular product.

1.3 “Confidential Information” means any information which is confidential and proprietary to the disclosing party, including information consisting of data, research, technology, software, materials, patents, copyrighted works, and/or know-how.

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1.4 “Insolvency” means the termination by Licensee of substantially all its operations, or any proceeding by Licensee under any bankruptcy or similar law, or placement of Licensee’s assets in the hands of a trustee or receiver.

1.5 “Licensed Field” means, and is limited to, the practice of the Patent Rights for the prevention or treatment of disease or medical or genetic conditions, including CLN5 Batten disease or other diseases stemming from dysfunction of the CLN5 gene.

1.6 “Licensed Product Data” means data owned or controlled by Licensee, or clinical data, generated by or on behalf of Licensee relating to a given Licensed Product and which is generated following the Effective Date.

1.7 “Licensed Products” means any method or process, composition, product, or component part thereof covered in whole or in part by an issued, unexpired, or pending claim contained in the Patent Rights or whose manufacture, use or sale includes any use of the Patent Rights.

1.8 “Licensed Territory” means worldwide.

1.9 “Net Sales” means the gross invoice price (not including value added taxes, sales taxes, or similar taxes) of Licensed Product sold by Licensee, Sublicensee(s), or its Affiliates (hereinafter “Selling Party(ies))” to any party who is not a Selling Party after deducting, if not previously deducted, from the amount invoiced or received:

•	Trade, quantity and early pay discounts;

•	returns, rebates, chargebacks and other allowances;

•	price reductions that are actually allowed or granted;

•	deductions to gross invoice price of Licensed Product imposed by regulatory authorities or other governmental entities; and

•	allocated amounts to cover bad debt, transportation and insurance and custom duties.

1.10 “Patent Rights” means any United States, foreign or international patents and/or patent applications covering or claiming the Invention owned or controlled by University, while this Agreement is in effect, and for which University has the right to provide to Licensee, as well as any continuations, divisionals, provisionals, continued prosecution applications, or reissues thereof, and any foreign counterpart of any of the foregoing. Patent Rights include without limitation those patents and patent applications listed on Appendix A, which is attached hereto and shall be amended from time to time to indicate the then current Patent Rights.

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1.11 “Progress Report” means a full written report describing Licensee’s technical and other efforts made towards first commercial sale for all Licensed Products under development. Such reports shall include, without limitation, information describing (i) development and commercialization of Licensed Products, (ii) collaborations with third parties and sublicensing efforts, (iii) progress toward completing milestones described herein, (iv) key management changes and total number of employees, (v) finances, (vi) scientific and business goals for the next year, (vii) any other company information which may impact Licensee’s ability to develop Licensed Product, and (viii) payments due under Article 3.

1.12 “Royalty Report” means a full written report detailing the number, description, aggregate selling prices, and Net Sales of Licensed Products (and a listing of the pertinent Patent Rights where the Licensed Product is comprised of a subset of the Patent Rights) sold or otherwise disposed of in each calendar quarter upon which royalty is payable and the royalty payment amount due under Section 3.4.

1.13 “Sublicensee” means any third party granted a Sublicense to Patent Rights by Licensee, Affiliate, or through another Sublicensee pursuant to Article 6.

1.14 “Sublicense” means any agreement in which Licensee directly or indirectly (i) grants or otherwise conveys any of the rights licensed hereunder; (ii) agrees not to assert any of the rights licensed hereunder; (iii) has obtained the agreement of the other party thereto not to practice any right licensed hereunder; and/or (iv) permits the making, offering for sale, using, selling and/or importing of Licensed Products.

1.15 “Sublicensing Revenue” means any consideration actually received by Licensee or its Affiliate from a third party as consideration for the grant of rights to Patent Rights. Sublicensing Revenue includes, but is not limited to, upfront fees, license maintenance fees, and milestone payments, or other payments received by Licensee in consideration for any rights granted under a Sublicense agreement, and excludes (i) Sublicensing Royalty Revenue and (ii) fair value payments made in connection with research and development agreements, joint ventures, partnerships or collaboration agreements where Licensee or Affiliate is obligated to perform research and development of products covered by Patent Rights.

1.16 “Sublicensing Royalty Revenue” means sales based-royalties, other payments calculated on the basis of sales, and minimum royalties received by Licensee or its Affiliate from a third party as consideration for the grant of rights to Patent Rights.

1.17 “Valid Claim” means: (a) a claim of an issued, unexpired and in-force patent included within the Patent Rights, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, reexamination, supplemental examination or disclaimer or otherwise; or (b) a pending claim of a pending patent application within the Patent Rights that (i) has been asserted and continues to be prosecuted in good faith, (ii) has not been abandoned or finally rejected without the possibility of appeal or refiling, and (iii) has not been pending for more than [***] from the filing date of the first patent application containing the supporting disclosure for such claim.

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1.18 Other Definitional Provisions.

(i) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term “including” is not limiting and means “including without limitation”.

(ii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(iii) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.

(iv) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(v) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

ARTICLE 2: GRANT OF LICENSE

2.1 Grant to Licensee. University hereby grants to Licensee and its Affiliates to the extent of the Licensed Territory an exclusive license under the Patent Rights to make, use, sell, have made, have sold, offer for sale and import Licensed Products in the Licensed Field, with the right to Sublicense as set forth in Article 6, subject to all the terms and conditions of this Agreement.

2.2 Reservation of University and Sponsor Rights. University and [***] reserve the rights to practice under the Patent Rights for non-commercial research, public service, clinical, teaching and educational purposes, without payment of royalties, including the rights: (i) to make, use and provide materials described in the Patent Rights to other academic and nonprofit research institutions for non-commercial research, public service, clinical, teaching and educational purposes and (ii) to allow other academic and nonprofit research institutions to use Patent Rights for educational and non-commercial research purposes. For the sake of clarity, non-commercial research shall include commercially sponsored research conducted at an academic or nonprofit research institution to the extent that no rights to the Patent Rights are granted to the sponsoring entity.

2.3 Government Rights and Requirements. Notwithstanding anything hereunder, any and all licenses and other rights granted hereunder are limited by and subject to the rights and requirements of the United States Government which may arise out of its sponsorship of the research which led to the conception or reduction to practice of the Invention. The United States Government is entitled, as a right, under the provisions of 35 U.S.C. §§ 200-212 and applicable

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regulations of Title 37 of the Code of Federal Regulations: (i) to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on the behalf of the United States Government any of the Patent Rights throughout the world and (ii) to exercise march in rights on Patent Rights. Further Licensee agrees, as required by 35 U.S.C. § 204, that any Licensed Products used or sold in the United States shall be substantially manufactured in the United States. University hereby represents that it has complied to date, and warrants that it will continue hereafter to comply, in all material respects with all requirements of all government or other third party funding agreements related to research which led to the conception or reduction to practice of the Invention.

2.4 Licensee shall obtain no implied license rights to the Patent Rights. Any rights not expressly granted to Licensee shall be retained by University.

ARTICLE 3: CONSIDERATION

3.1 License Issue Fee. Licensee shall pay to University a non-refundable license issue fee in the amount of [***] within [***] of the Effective Date, such fee is not creditable against any future payments or royalties, hereunder.

3.2 Past Patent Expenses. Licensee shall pay to University an amount estimated to be [***] as payment for all patent filing expenses invoiced to University prior to the Effective Date and associated with the preparation, filing, prosecuting, issuance and maintenance of all patent applications and patents included within the Patent Rights. Said amount for past patent expenses shall be paid to University within [***] of Licensee’s receipt of an invoice.

3.3 On-going Patent Expenses. Licensee shall bear the cost of all patent expenses invoiced to University after the Effective Date continuing for the life of this Agreement and associated with the preparation, filing, prosecuting, issuance and maintenance of all patent applications and patents included within the Patent Rights. Said amounts for on-going patent expenses shall be paid to University within [***] of Licensee’s receipt of an invoice from University. Such invoices shall be sent to Licensee on a monthly basis.

3.4 Earned Royalty. Beginning on the Effective Date and continuing on a country-by-country basis for as long as there is a Valid Claim under the Patent Rights applicable to Licensed Product, Licensee shall pay University a running royalty in the amount of [***] of all Net Sales of Licensed Products. Said royalties on Licensed Products shall be paid to University concurrently with the submittal of Royalty Reports as provided in Section 4.2 below.

3.5 Milestone Payment. Licensee shall pay to University an amount equal to the milestone payments due for a Licensed Product as set forth below, within [***] days after Licensee, Affiliate, or a Sublicensee completes each such milestone. All such milestone payments are nonrefundable fees being in addition to and not creditable against any other amounts otherwise due under this Agreement. For the avoidance of doubt, it is understood and agreed that each of the Milestone Fees shall be due only once under this Agreement.

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MILESTONE	MILESTONE FEE
1) [***]	[***]
2) [***]	[***]
3) [***]	[***]
4) [***]	[***]
5) [***]	[***]

3.6 Annual Maintenance Fee. Licensee shall pay to University a non-refundable annual maintenance fee in the amount of [***] of the Effective Date of the Agreement [***]. Should this Agreement terminate or expire during a calendar year, the minimum amount due under Section 3.6 for such portion of a year shall be prorated.

Payments by Licensee of Sublicensing Royalty Revenue and royalties paid on Net Sales of Licensed Products shall be creditable against the Annual Maintenance Fee to the extent such amounts are attributable to activities during the [***] period preceding the due date of the annual maintenance fee.

3.7 Sublicense Fees. In respect to Sublicenses granted by Licensee under Article 6,

(i) Licensee shall pay to University an amount equal to [***] of Sublicensing Revenue if the Sublicense is executed prior to [***]. Licensee shall pay to University an amount equal to [***] of Sublicensing Revenue if the Sublicense is executed [***]. Licensee shall pay to University an amount equal to [***] of Sublicensing Revenue if the Sublicense is executed [***]. Any payment due shall be made within [***] of Licensee’s receipt of Sublicensing Revenue.

(ii) Licensee shall pay to University Sublicensing Royalty Revenue in an amount equal to the amount Licensee would have been required to pay University had such Sublicense sales been made directly by Licensee. Any such payments shall be made concurrently with the submission of Royalty Reports as set forth in Section 4.2.

(iii) No payments owed for Sublicensing Revenue shall be prorated, whether the Sublicense to the Patent Rights is bundled with other licenses or not, without University’s written consent.

3.8 Royalty Stacking. In the event that Licensee is required to pay royalties to one or more third parties as necessary to avoid infringement thereof by use of the Patent Rights in the manufacture, use, or sale of any Licensed Product, or to avoid infringement-related litigation with respect to use of the Patent Rights, then the royalty due under such a third party license(s) shall be creditable against any royalty to be paid by Licensee to the University provided that i) an equal reduction is imposed on all third party licensors and, ii) in no event shall the royalties otherwise due University be less than [***] of the royalties that would be payable to University were licensors the sole licensors with respect to such Licensed Product.

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3.9 Combination Product. If a Licensed Product is sold as part of a Combination Product, Net Sales shall be calculated by multiplying Net Sales for such Combination Product by the fraction A/(A+B) where A is the invoice price of the Licensed Product sold separately, and B is the aggregate invoice price of the other product in the combination sold separately. If either of the products are not at that time sold separately, then the allocation shall be commercially reasonable and determined by good faith negotiation between University and Licensee.

3.10 All fees, royalties, and other payments due to University under this Agreement shall be made in United States Dollars. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made using the exchange rate published in the Wall Street Journal on the last business day of the calendar quarterly reporting period to which such royalty payments relate. If payments are made by check, check shall be made to [***] and shall be sent to [***] at University mailing address pursuant to Section 13.6. If Licensee elects to make payments by wire, Licensee shall pay all fees associated with processing the wired payment and shall follow the wire instructions below:

[***]: [***]: [***]: [***]: [***]: [***]: [***]: [***]: Additional Information:	[***] [***] [***] [***] [***] [***] [***] [***] [***]

3.11 In the event of default in royalty payments, or fees are not received by University when due, Licensee shall pay to University interest on such unpaid amount at a rate equal to the lesser of [***] or the maximum rate of interest allowed by law.

3.12 In the event University undertakes legal action to collect any payments in excess of [***] due to it hereunder and Licensee is deemed by a competent court of jurisdiction in a final, non-appealable judgment to have been in default of such payment, Licensee shall pay all reasonable and documented external legal fees and costs incurred by University in connection therewith.

ARTICLE 4: REPORTS AND RECORDS

4.1 Licensee shall submit a Progress Report on or before [***] of [***] after the Effective Date and continuing throughout the life of this Agreement. Progress Reports are subject to the confidentiality obligations of Article 12.

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4.2 Licensee shall submit Royalty Reports beginning the quarter during which the first commercial sale of Licensed Product is made and continuing throughout the life of this Agreement according to the following schedule:

Quarterly Royalty Report Schedule

Reporting Quarter	Report Due Date
1st Quarter (January, February, March)	[***]
2nd Quarter (April, May, June)	[***]
3rd Quarter (July, August, September)	[***]
4th Quarter (October, November, December)	[***]

4.3 Licensee shall keep complete, true and accurate books of account and records for the purpose of showing the derivation of all amounts payable to University under this Agreement. Such books and records shall be kept at Licensee’s principal place of business while this Agreement is in effect, and for [***] from the date of the last sale of Licensed Product. The records shall be open at all reasonable times for inspection by a representative of University for the purpose of verifying Licensee’s royalty statements or Licensee’s compliance in other respects with this Agreement. The University representative shall be obliged to treat as confidential all relevant matters.

4.4 Inspections made under Section 4.3 shall be at the expense of University, unless a variation or error in any amount payable to University under this Agreement exceeding [***] in University’s favor is discovered in the course of any such inspection, whereupon all costs relating thereto shall be paid by Licensee. Licensee shall promptly pay to University the full amount of any underpayment, together with interest thereon at the maximum rate of interest allowed by law. University shall repay Licensee for any overpayment discovered or shall permit Licensee to deduct and offset the amount of any overpayment from any future payment obligations that Licensee may have under this Agreement.

ARTICLE 5: DUE DILIGENCE

5.1 Licensee must diligently pursue the development and commercialization of Licensed Products, which shall include production of Licensed Products by Licensee, Affiliate, or a Sublicensee of either of the foregoing, for testing and development, governmental approval where applicable and sale.

5.2 Licensee shall meet all obligations under the performance milestones set forth in Appendix B, which is attached hereto.

5.3 If Licensee believes in good faith that it would be unable to timely complete the Diligence Milestones set forth in Appendix B above because Licensee believes in good faith, after consultation with its regulatory advisors and/or with regulatory agencies, that there is the possibility of the existence of a safety, technical, scientific, efficacy or other reason that is outside the reasonable control of Licensee (“Regulatory Cause”) not to perform one or more of

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the steps necessary to allow the completion of such milestone, then Licensee would promptly provide reasonable documentation supporting the Regulatory Cause and would consult with University with respect to such determination, and the applicable diligence milestones would be automatically extended for a [***]. Licensee shall be granted an additional [***] provided that Licensee provides to University documentation outlining its efforts and supporting the diligence of such efforts to resolve the Regulatory Cause. Upon University’s request, Licensee would provide further details so University has a good understanding of the Regulatory Cause. For the avoidance of doubt, if an extension is provided, additional extensions would be available provided the above criteria is satisfied. For clarity, Licensee would continue to engage in good faith efforts to resolve the Regulatory Cause during these extensions.

5.4 If Licensee is unable to meet a Diligence Milestone for any reason other than Regulatory Cause, University agrees to extend each such Diligence Milestone for [***] provided that Licensee demonstrates to University’s reasonable satisfaction that it is continuing to use commercially reasonable efforts by providing reasonably detailed supporting written documentation and pays University an extension fee of [***]. Additional [***] extensions are available for any Diligence Milestone, provided that Licensee continues to demonstrate to University’s reasonable satisfaction that it is using commercially reasonable efforts by providing reasonably detailed supporting written documentation and pays University an additional extension fee of [***] for each additional [***] extension.

ARTICLE 6: SUBLICENSING

6.1 Licensee may Sublicense any and all rights licensed hereunder provided that Licensee notifies University in writing and provides University with an unredacted copy of each Sublicense agreement and each amendment thereto within [***] after their execution.

6.2 Licensee shall not grant Sublicenses to the rights granted hereunder (i) [***], or (ii) [***].

6.3 Licensee shall require that any agreement granting a third party rights to the Patent Rights:

(i) be consistent with the terms, conditions and limitations of this Agreement;

(ii) contain the Sublicensee’s acknowledgment of the disclaimer of warranty and limitation on University’s and [***] liability, as provided by Article 10 below;

(iii) shall require Sublicensee to indemnify University and [***] for any actions of Sublicensee(s) to the same degree Licensee is obligated under Article 11 below;

(iv) provide Licensee the right to assign its rights under the Sublicense to University in the event that this Agreement terminates; and

(v) comply with Sections 2.2, 2.3, 13.10, 13.11 and 13.12 of this Agreement.

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If any such agreement does not comport with above requirements, then that agreement shall be invalid and unenforceable.

6.4 Licensee shall be liable to University for the performance of its Sublicensees under each Sublicense agreement.

ARTICLE 7: TERM AND TERMINATION

7.1 Any license granted pursuant to Section 2.1 is exclusive for a term beginning on the Effective Date and, unless terminated sooner as herein provided, ending at the expiration of the last to expire Valid Claim included in the Patent Rights.

7.2 Beginning [***] after the Effective Date University may, by written notice to Licensee, terminate this Agreement if Licensee, Affiliates, or Sublicensees of either, if the foregoing have not practiced the Invention during [***].

7.3 In the event Licensee, Affiliates, or Sublicensees challenge or assists with a challenge of the validity of the Patent Rights, the challenging party shall pay two times all royalties, Sublicensing Revenue and Sublicensing Royalty Revenue specified in this Agreement during the pendency of the challenge. Where the outcome of such challenge determines that the Patent Rights are valid, the challenging party shall pay three times all royalties, Sublicensing Revenue and Sublicensing Royalty Revenue specified in this Agreement for the remaining term of the Agreement.

7.4 It is expressly agreed that, notwithstanding the provisions of any other paragraph of this Agreement, if Licensee should materially breach this Agreement and fail to cure any such breach within [***] of receipt of written notice from University describing such breach, University has the right to terminate this Agreement. A material breach is a violation of or failure to keep or perform any covenant, condition, or undertaking of this Agreement, including, but not limited to the;

(i) failure to deliver to University any payment at the time or times that such payment is due to University under this Agreement,

(ii) failure to provide Progress Reports and Royalty Reports as set forth in Article 4,

(iii) failure to meet or achieve performance milestones as set forth in Appendix B,

(iv) failure of any Sublicense to comport with Section 6.3, and

(v) failure to possess and failure to maintain insurance as set forth in Section 11.3.

7.5 Licensee may terminate this Agreement at any time upon giving written notice of not less than [***] to University.

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7.6 Licensee shall give written notice to University of (a) its Insolvency, or the initiation of any proceeding by Licensee under any bankruptcy or insolvency law, or placement of Licensee’s assets in the hands of a trustee or receiver and (b) its intent to file a voluntary petition in bankruptcy, or of a third party’s intention to file an involuntary petition in bankruptcy against Licensee at least [***] prior to the filing of such petition. This Agreement shall terminate and the license shall revert to University without notice to Licensee upon the occurrence of either of the following events:

(i) Licensee fails to provide to University written notice of Insolvency of the Licensee, or the institution of any proceeding by Licensee under any bankruptcy or insolvency law, or placement of Licensee’s assets in the hands of a trustee or receiver; or

(ii) Licensee’s filing of a voluntary petition in bankruptcy without notice to University. Licensee’s filing of a voluntary petition without notice to University shall be deemed a material, pre-petition, incurable breach.

7.7 Either party may immediately terminate this Agreement for fraud, willful misconduct, or illegal conduct of the other party upon written notice of same to other party, as provided below. Such notice must contain a full description of the event or occurrence constituting such fraud, willful misconduct, or illegal conduct.

7.8 Upon termination (but not expiration) of this Agreement in whole or in part;

(i) All Licensed Product Data must be returned to University within [***] after the effectiveness of such termination (but in the event of a partial termination, only the portion of Licensed Product Data pertaining thereto). All Licensed Product Data shall remain the Confidential Information of Licensee. Licensee shall, subject to any rights any Sublicensees or other third parties may have with respect to any of the foregoing that survive such termination, grant to University a right for University to access and to refer to all Licensed Product Data, and to provide a copy thereof to potential licensees of University (under conditions of confidentiality consistent with Article 12), solely for use in University’s efforts to license the Patent Rights to any third party; University shall not be entitled to license, grant, or transfer to any third party any rights in such Licensed Product Data. In the event University agrees in writing to material economic terms with a third party concerning the grant of a license to such third party under the Patent Rights formerly licensed to Licensee hereunder, University shall provide written notice thereof to Licensee and Licensee shall enter into good faith negotiations with such third party concerning the granting of rights to, or transfer of title in, the Licensed Product Data to such third party on commercially reasonable terms, subject to any rights any Sublicensees or other third parties may have with respect to any of the foregoing that survive termination of this Agreement.

(ii) Licensee shall notify Sublicensees and University of their right of assignment. Any such assignment is subject to the limitations of Section 13.1 herein and, to be effective, University must accept such assignment in writing.

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7.9 Any termination or cancellation under any provision of this Agreement shall not relieve Licensee of its obligation to pay any royalty or other fees (including attorney’s fees pursuant to Section 8.1 below) due to University at the time of such termination or cancellation.

ARTICLE 8: PATENT PROSECUTION AND MAINTENANCE

8.1 Patent filings and prosecution shall be by counsel of University’s choosing and shall be in the name of University. University shall keep Licensee advised as to the prosecution of such applications by forwarding to Licensee copies of all official correspondence, (including, but not limited to, applications, Office Actions, responses, etc.) relating thereto. Licensee shall have the right to comment and advise University as to the conduct of such prosecution and maintenance. University shall consider Licensee’s comments in good faith, provided, however, that University shall have the right to make the final decisions for all matters associated with such prosecution and maintenance.

8.2 Regarding prosecution and maintenance of foreign patent applications corresponding to the U.S. Patent applications described in Section 8.1 above, Licensee shall designate in writing that country or those countries, if any, in which Licensee desires such corresponding patent application(s) to be filed. All such applications shall be in University’s name.

8.3 By written notification to University at least [***] in advance of any filing or response deadline, or fee due date, Licensee may elect not to have a patent application filed in any particular country or not to pay expenses associated with prosecuting or maintaining any patent application or patent, provided that Licensee pays for all costs incurred up to University’s receipt of such notification. Failure to provide any notification shall be considered by University to be Licensee’s notice that it expressly wishes to support any particular patent(s) or patent application(s). Upon notice that Licensee elects not to have a patent application filed in any particular country or not to pay expenses associated with prosecuting or maintaining any patent application or patent, University may at its sole discretion file, prosecute, and/or maintain such patent applications or patents at its own expense and for its own benefit, and any rights or license granted hereunder held by Licensee, Affiliate or Sublicensee(s) relating to the Patent Rights which comprise the subject of such patent applications or patent and/or apply to the particular country, shall terminate and the parties shall amend Appendix A to include the then current Patent Rights.

ARTICLE 9: INFRINGEMENT

9.1 If any claim challenging the validity or enforceability of the PATENT RIGHTS is brought against Licensee, Licensee shall promptly notify University thereof in writing, setting forth the facts of such claim in reasonable detail. Licensee shall have the exclusive right and responsibility at its own expense to defend and control the defense of any such claim against Licensee, by counsel of its own choice. It is understood that any settlement, consent judgment or other voluntary disposition of such actions affecting the PATENT RIGHTS must be approved by University, such approval not being unreasonably withheld. Subject to the policies of the Board of Governors of the University of North Carolina, University agrees to cooperate with Licensee in any reasonable manner deemed by Licensee to be necessary in defending any such action. Licensee shall reimburse University for any reasonable, documented out of pocket expenses incurred in providing such assistance.

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9.2 In the event that any Patent Rights licensed to Licensee are infringed by a third party, Licensee shall have the exclusive right to institute, prosecute and control any action or proceeding with respect to such infringement, by counsel of its choice, including any declaratory judgment action arising from such infringement. It is understood that any settlement, consent judgment or other voluntary disposition of such actions must be approved by University, such approval not to be unreasonably withheld. If Licensee recovers monetary damages in the form of lost profits or reasonable royalty from a third party infringer, then Licensee shall pay to University the owed royalties on the recovered profits.

9.3 If Licensee elects not to enforce any patent within the Patent Rights, then Licensee shall notify University in writing within [***] of receiving notice that an infringement exists. University may, at its own expense and control, take steps to defend or enforce any patent within the Patent Rights and recover, for its own account, any damages, awards or settlements resulting therefrom.

9.4 Notwithstanding the foregoing, and in University’s sole discretion, University shall be entitled to participate through counsel of its own choosing at its own expense in any legal action involving the Invention and Patent Rights. Nothing in the foregoing Sections shall be construed in any way which would limit the authority of the Attorney General of North Carolina.

ARTICLE 10: REPRESENTATIONS

10.1 University and [***] make no warranties;

(i) that any patent will issue on the Invention, and

(ii) of the validity of any patent included in the Patent Rights or that practice under such patents shall be free of infringement.

10.2 UNIVERSITY AND [***] DISCLAIM ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNIVERSITY ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF UNIVERSITY AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT. LICENSEE, AFFILIATE(S) AND SUBLICENSEE(S) ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND/OR SERVICE MANUFACTURED, USED, OR SOLD BY LICENSEE, ITS SUBLICENSEE(S) AND AFFILIATE(S) WHICH IS A LICENSED PRODUCT(S) AS DEFINED IN THIS AGREEMENT.

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ARTICLE 11: INDEMNIFICATION

11.1 In exercising its rights under this Agreement, Licensee shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement. Licensee further agrees to indemnify and hold University and [***] harmless from and against any costs, expenses, attorney’s fees, citation, fine, penalty and liability of every kind and nature which might be imposed by reason of any asserted or established violation of any such laws, order, rules and/or regulations.

11.2 Licensee agrees to indemnify, hold harmless and defend University and [***], their officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and private, resulting from or arising out of Licensee’s actions.

11.3 Licensee is required to maintain in force at its sole cost and expense, with reputable insurance companies, general liability insurance and products liability insurance coverage in an amount reasonably sufficient to protect against liability under Sections 11.1 and 11.2 above.

11.4 Licensee agrees to indemnify and hold University and [***] harmless from and against any liability (including fines or legal fees) incurred by violations by Licensee of export control laws and regulations.

ARTICLE 12: CONFIDENTIALITY

12.1 Disclosures to Licensee: University, through its employees or agents, may disclose Confidential Information to Licensee. Licensee may not disclose the Confidential Information to any party except Licensee may disclose Confidential Information on a restricted basis to Licensee’s employees and other agents solely for the limited purpose permitted under this Agreement.

12.2 Disclosures by Licensee: Licensee, through its employees or agents, may disclose Confidential Information to University. University may not disclose the Confidential Information to any party except University may disclose Confidential Information on a restricted basis to University’s employees and other agents solely for the limited purpose permitted under this Agreement.

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12.3 Limits on Confidential Information: Confidential Information under this Agreement shall not include information:

(i) which at the time of disclosure is in the public domain;

(ii) after disclosure, becomes part of the public domain by publication or otherwise, except by the breach of this Agreement by the parties;

(iii) was (1) in the recipient party’s possession in documentary form at the time of disclosure, or was (2) independently developed by or for the party by any person or persons who had no knowledge of Confidential Information as evidenced by written documentation;

(iv) a party received from a third party who had the lawful right to disclose Confidential Information and who did not obtain Confidential Information under an obligation of confidentiality to either party; and

(v) Confidential Information disclosed under this Agreement shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in the possession of a party. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the party’s possession, but only if the combination itself and its principle of operation are in the public domain or in the party’s possession.

12.4 Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be precluded if such disclosure:

(i) is in response to a valid order of a court or to another governmental body of the United States or any political subdivision thereof; or

(ii) is required by law or regulation; provided, however, that the party required to make such disclosures shall have made reasonable effort to give prompt notice to the other party to permit it to seek a protective order or grant of confidentiality.

ARTICLE 13: MISCELLANEOUS

13.1 This Agreement is binding upon and shall inure to the benefit of University, its successors and assigns. However, this Agreement shall be personal to Licensee, and it is not assignable by Licensee to any other person or entity without the prior written consent of University, such consent to be in University’s sole discretion, provided, however, that Licensee may assign this Agreement without University’s consent to an Affiliate of Licensee or in connection with the sale or transfer of all or substantially all of Licensee’s assets or business to which this Agreement relates, in which case this Agreement shall be binding upon and shall inure the benefit of Licensee’s successors or assigns.

13.2 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

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13.3 No party shall, without prior written consent of the other party, use the name or any trademark or trade name owned by the other party, or owned by an affiliate or parent corporation of the other party, in any publication, publicity, advertising, or otherwise, except that Licensee may identify University as the source of the Licensed Products and University may identify Licensee as exclusive licensee of Patent Rights. It is understood that University’s agreement under this Section is subject to the provisions of NC Public Records Act. G.S. Ch. 132. Licensee shall not use any names, logos, and/or trademarks of [***], except with [***] written permission.

13.4 Notwithstanding Section 13.3 above, (a) University and [***] may disclose the existence of this Agreement and non-confidential information regarding the status of Licensee’s commercialization of License Products in a press release, on-line or otherwise, and on the website of the University throughout the life of this Agreement, and (b) Licensee may disclose the existence of this Agreement and its terms to Licensee’s investors or lenders or in connection with any potential securities filings Licensee may in the future prepare. Further Licensee agrees to cooperate with University in preparing, reviewing and approving such disclosures, Licensee’s approval for each disclosure not to be unreasonably withheld.

13.5 Neither party hereto is an agent of the other for any purpose.

13.6 Any notice required or permitted to be given to the parties hereto shall be in writing and deemed to have been properly given if delivered in person or mailed by first-class mail to the other party at the appropriate address as set forth below. Other addresses may be designated in writing by the parties, while this agreement is in effect, of this Agreement.

University For all matters: The University of North Carolina At Chapel Hill Office of Technology Commercialization Attn. Director of Licensing 109 Church Street Chapel Hill, NC 27516	Licensee For all matters: [***] Neurogene Inc. 434 West 33rd Street, Suite 1102 New York, NY 10001

13.7 This Agreement shall be interpreted and construed in accordance with the laws of the State of North Carolina. The State and Federal Courts of North Carolina shall have exclusive jurisdiction to hear any legal action arising out of this Agreement.

13.8 In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

13.9 All rights and obligations contained in this Agreement, which by their nature or effect contemplate performance or observance subsequent to termination of this Agreement shall survive and remain binding upon and for the benefit of the parties, their successors and permitted assigns.

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13.10 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Licensee shall be subject to all laws, present and future and regulations, of any government having jurisdiction over the Licensee, and to orders, regulations, directions, or requests of any such government. Licensee shall undertake to comply with and be solely responsible for complying with such laws applicable to Licensee and any Sublicensees.

13.11 Exports of Licensed Products may be subject to U.S. export control laws and regulations, including, without limitation, the Export Administration Regulations (15 CFR 730-774) and the International Traffic in Arms Regulations (22 CFR 120-130), and may be subject to export or import regulations in countries other than the United States. Licensee assumes all obligations and responsibility for assuring that use of the Licensed Products is in compliance with all applicable export control laws and regulations. Further, Licensee agrees to require its Sublicensees to, fully comply with said obligations and responsibility.

13.12 Licensee agrees to attempt in good faith to renegotiate with University specific terms of this license agreement before instituting or participating in any action or class action suit at law or in equity against University in connection with this license agreement. Licensee shall provide written notice to University at least [***] prior to instituting or participating in any action or class action suit at law or in equity against University in connection with this Agreement.

13.13 Licensee shall, and agrees to require its Sublicensees to, fully comply with the patent marking provisions of the intellectual property laws of the applicable countries in the Licensed Territory.

13.14 Licensee shall be solely responsible for the payment of any and all taxes, fees, duties and other payments incurred in relation to the manufacture, use and sale of the systems and methods of the Patents or Licensed Products. Licensee shall be solely responsible for applying for and obtaining any approvals, authorizations, or validations necessary to effectuate the terms of this Agreement under the appropriate national laws of each of the countries in the Licensed Territory.

13.15 It is understood and agreed between University and Licensee that this writing constitutes the entire agreement, both written and oral, between the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, cancelled, and are null and void and of no effect.

13.16 Facsimile signatures and signatures transmitted via pdf shall be treated as original signatures.

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IN WITNESS WHEREOF, both University and Licensee have executed this Agreement, in duplicate originals, by the duly authorized respective officers.

THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL		LICENSEE

(SEAL)	/s/ Jacqueline Quay	(SEAL)	/s/ Rachel McMinn, Ph.D.
Jacqueline Quay Director of Licensing and Innovation Support, OTC		Rachel McMinn, Ph.D. President & CEO

DATE:	05/20/2019	DATE:	05/22/2019

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